Exhibit 10.24

Bank of America Corporation Equity Plan
Restricted Stock Award Agreement

Granted To:
Award Date:
Number Granted:
Fair Market Value per Share:

This Restricted Stock Award Agreement (the “Agreement”) is made between Bank of America Corporation, a Delaware corporation (“Bank of America”), and you, a Non-Employee Director of Bank of America.
Bank of America sponsors the Bank of America Corporation Equity Plan (the “Stock Plan”). A prospectus describing the Stock Plan (the “Prospectus”) is enclosed as Exhibit A. The Stock Plan itself is available upon request, and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Stock Plan shall have the meanings given to them in the Stock Plan, as modified herein (if applicable).
The award described in this Agreement (the “Award”) is for the number of shares of Bank of America Common Stock shown above (the “Shares”). You and Bank of America mutually covenant and agree as follows:
1.The award of the Shares is subject to the terms and conditions of the Stock Plan and this Agreement. You acknowledge having read the Prospectus and agree to be bound by all the terms and conditions of the Stock Plan and this Agreement.
2.You agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws, as determined by Bank of America. You agree that, upon request, you will furnish a letter agreement providing that you will (i) not distribute or resell any of said Shares in violation of the Securities Act of 1933, as amended, (ii) indemnify and hold Bank of America harmless against all liability for any such violation and (iii) accept all liability for any such violation.
3.The Shares shall become vested in accordance with Section 19.3 of the Stock Plan. Until they become vested, the Shares shall be held by Bank of America. Vested Shares shall be delivered to you as soon as administratively practicable following the applicable Non-Employee Director Vesting Date. In that regard, you agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and income tax laws as determined by Bank of America as a condition precedent to the delivery of the Shares. While the Shares are held by Bank of America, you shall not have the right to sell, transfer or otherwise dispose of such Shares or any interest therein.
4.You shall receive dividends on the Shares while they are held by Bank of America. The dividends shall accrue in the form of cash and be credited with interest at the one (1)-year constant maturity United States Treasury rate in effect on the Award Date. The dividends shall vest and be delivered to you at the same time as the underlying Shares upon vesting.

5.In accordance with Section 19.3 of the Stock Plan, you shall have the right to vote the Shares prior to vesting.
6.You acknowledge and agree that upon your cessation of services as a Non-Employee Director resulting in the forfeiture of any unvested Shares and related accrued dividends in accordance with paragraphs 3 and 4 above, (i) your right to vote and to receive dividends on, and all other rights, title or interest in, to or with respect to, unvested Shares shall automatically, without further act, terminate and (ii) the unvested Shares and related accrued dividends shall be returned to Bank of America. You hereby irrevocably appoint (which appointment is coupled with an interest) Bank of America as your agent and attorney-in-fact to take any necessary or appropriate action to cause the unvested Shares and related accrued dividends to be returned to Bank of America, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by Bank of America as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Shares and related accrued dividends is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from Bank of America in connection with the Shares and related accrued dividends or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.
7.The existence of this Award shall not affect in any way the right or power of Bank of America or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Bank of America’s capital structure or its business, or any merger or consolidation of Bank of America, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of Bank of America, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
8.Bank of America may, in its sole discretion, decide to deliver any documents related to this Award or future Awards under the Stock Plan by electronic means or request your consent to participate in the Stock Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Stock Plan through an online or electronic system established and maintained by Bank of America or a third party designated by Bank of America.
Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by fax, by mail, by electronic mail or electronic means to such electronic mail or postal address and directed to such person(s) as Bank of America may notify you from time to time; and to you, at your electronic mail or postal address as shown on the records of Bank of America from time to time or as otherwise determined appropriate by Bank of America, in its sole discretion, or at such other electronic mail or postal address as you, by notice to Bank of America, may designate in writing from time to time.
9.In the event Bank of America determines that it must withhold any federal, state, local, and/or foreign taxes, you agree as a condition of the grant of the Award to make arrangements satisfactory to Bank of America to enable it to satisfy all withholding requirements by legal means, including, but not limited to, withholding any applicable federal, state, local, and/or foreign taxes from this Award. In addition, you authorize Bank of America to fulfill its withholding obligations by all legal means, including, but not limited, withholding federal, state, local, and/or foreign taxes from fees or other cash compensation Bank of America pays to you. Bank of America may refuse to deliver any vested Shares and related accrued dividends if you fail to comply with any obligations in connection with this paragraph 9.
10.In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. This Agreement constitutes the final understanding between you and Bank of America regarding the Shares. Any prior agreements, commitments or negotiations concerning the Shares are superseded. Subject to the terms of the Stock Plan, this Agreement may only be amended by a written instrument signed by both parties.
11.The validity, construction and effect of this Agreement are governed by, and subject to, the laws of the State of Delaware and the laws of the United States, as provided in the Stock Plan. For purposes olitigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of North Carolina and agree that such litigation shall be conducted solely in the courts of Mecklenburg County, North Carolina or the federal courts for the United Sates for the Western District of North Carolina, where this Award is made and/or to be performed, and no other courts.
12.If you move to or reside in any country outside of the United States during the term of your Award, additional terms and conditions may apply to your Award. Bank of America reserves the right to impose other requirements on the Award to the extent Bank of America determines it is necessary or advisable for legal or administrative reasons and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, Bank of America has caused this Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all as of the day and year first above written.

BANK OF AMERICA CORPORATION	NON-EMPLOYEE DIRECTOR

/s/ Brian T. Moynihan

Brian T. Moynihan
Chair and Chief Executive Officer